EXHIBIT 23.01


HAUSSER+TAYLOR
[LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Kids Stuff, Inc.
Canton, Ohio 44718



        As independent certified public accoutants for Kids Stuff, Inc., we hereby consent to the use in this Form SB-2 Registration Statement for Kids Stuff, Inc. of our report included herein, which has a date of March 1, 1996 relating to the balance sheet of Kids Stuff, Inc. as of December 31, 1995 and the related statements of income, cash flows, and stockholder's equity for the years ended December 31, 1995 and 1994 and of our report included herein, which has a date of August 5, 1996 relating to the balance sheet of The Natural Baby Company, Inc. as of December 31, 1995 and the related statements of income, cash flows, and stockholders' equity for the years ended December 31, 1995 an 1994, and to the reference to our firm under the caption "Experts" in the Prospectus.

        We have not examined any financial statements of Kids Stuff, Inc. or The Natural Baby Company, Inc. as of any date or for any period subsequent to December 31, 1995. Accordingly, we do not express an opinion on the financial position, results of operations or cash flows at or for any date subsequent to the aforementioned respective date.



                                             /s/ HAUSSER+TAYLOR
                                             --------------------
HAUSSER+TAYLOR


Canton, Ohio
January 7, 1997